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                                                                    EXHIBIT 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                            CONTACT: Mary Abood,
                              VP, Corporate Communications & Investor Relations,
                                                              Penton Media, Inc.
                                               216-931-9551 or mabood@penton.com


             PENTON MEDIA, INC. PRICES $185.0 MILLION DEBT ISSUANCE
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         CLEVELAND, OH -- June 21, 2001 -- Penton Media, Inc. (NYSE: PME)
announced today that it intends to offer $185.0 million of 10.375% Senior Subordinated Notes due June 15, 2011. The notes will be guaranteed, jointly and severally, by Penton's domestic subsidiaries and noncallable for five years. Penton intends to use the proceeds from the offering to repay amounts outstanding under its existing credit facility. Subject to closing conditions, Penton expects the offering to close on June 28, 2001.

         The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

         The statements contained in this press release that are not historical in nature are forward-looking statements that involve risks and uncertainties. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: fluctuations in advertising revenue with general economic cycles; interest rate fluctuations; management's ability to identify, finance, complete and integrate acquisitions; the performance of Internet/Broadband trade shows and conferences; the seasonality of revenue from publishing and trade shows and conferences; the success of new products; increases in paper and postage cost; the infringement or invalidation of Penton's intellectual property rights; and other factors listed from time to time in Penton's reports filed with the Securities and Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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